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                             EXHIBIT 23.1

                    CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Restricted Stock to Certain Employees of Trammell Crow Company of our report dated March 4, 1998, with respect to the consolidated financial statements and schedule of Trammell Crow Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                       Ernst & Young LLP

Dallas, Texas
October 5, 1998


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